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                                                                 EXHIBIT 10.40



                         HIGH SPEED NET SOLUTIONS, INC.
                             INVENTIONS AWARDS PLAN


1.      PURPOSE

        High Speed Net Solutions, Inc. (the "Company") hereby establishes its Inventions Awards Plan (the "Plan") effective October 30, 2000, in order to provide certain employees additional compensation while they are employed by the Company.

2.      ELIGIBLE EMPLOYEES

        Employees eligible for an award under this Plan ("Eligible Employees") shall include members of the core technology team of Bjorn Jawerth ("Jawerth"), as listed in Schedule A to this Plan, as well as other employees hired into such technology team, as well as other employees who may be mutually agreed upon from time to time by Jawerth and the Board of Directors.

3.      TECHNOLOGY COVERED

        The technology and inventions covered under this Plan shall be enhancements or new methods involving the business of the Company and developed by any of the Eligible Employees and owned by the Company, that generate revenue for the Company ("New Technology"). New Technology does not include existing technology of the Company or technology acquired from Summus, Ltd.

4.      AWARDS

        a. The Company shall put five percent (5%) of gross revenues from licenses of New Technology and sales of products that incorporate New Technology into a pool for division among Eligible Employees.
        b. Within 30 days after the close of each quarter, Jawerth, working with a Board of Directors designee ("Plan Administrator") will calculate the amount of funds that should go into the pool, and which Eligible Employees shall receive which amount.
        c.      Jawerth's decision regarding available funds and allocation of the pool among Eligible Employees shall be final unless
                overruled by 70% of the Board of Directors, not counting Jawerth. The Board shall render a decision on the recommendations of Jawerth within 30 days after receiving them; if no decision is made by the Board, the recommendations shall be deemed approved. The decision of the Board will be final.
        d. In the event that the Company sells the rights to New Technology, the Eligible Employees shall be entitled to an award of 10% from the gross proceeds.
        e. The Board will provide the requisite award to each Eligible Employee within 30 days after the later of the end of the quarter in which funds subject to the award
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                are received by the Company or the date that it renders a
                decision on Jawerth's recommendations.
        f. The Company will use best available and describable criteria to evaluate the contributions of Eligible Employees to gross revenues. Changes in criteria may be made from time to time as the Board and Jawerth analyze the plan's success and evaluate the best incentives for employees consistent with meeting the Company's goals.
        g. An Eligible Employee entitled to an award is referred to below as a Participant.

5.      LENGTH OF AWARDS

        Except for Jawerth, if a Participant's employment with the Company ceases for any reason, the Participant shall cease to have rights to receive awards under this Plan. As founder of the Company, Jawerth's awards shall continue in perpetuity.

6.      NON-COMPANY TECHNOLOGY

        a) Each Eligible Employee, in order to be granted status as an Eligible Employee, must have executed the Company's standard agreement concerning assignment to the Company of inventions, which agreement governs the ownership of technology developed by the Eligible Employee while employed by the Company. In some cases, such technology may be owned by the Eligible Employee pursuant to the terms of such standard agreement.
        b) For technology not owned by the Company ("Outside Technology"), the Company will entertain applications by Eligible Employees to consider commercializing such technology.
        c) The Company will develop a process for the submission of Outside Technology.
        d) The Company will have 90 days to accept or reject an Outside Technology proposed by an Eligible Employee. If there is no response by the end of 90 days, the proposed technology will be considered rejected, and the Company shall have no further rights to such technology.
        e) If the Outside Technology is accepted, the Company and the Eligible Employee shall negotiate in good faith to develop a plan to commercialize the proposed technology. If they cannot come to a negotiated agreement within 90 days after acceptance, the Company shall have no further rights to such technology.
        f) If one Eligible Employee submits the Outside Technology and it is accepted and commercialized by the Company, the Eligible Employee shall receive a 5% annual award on gross revenues from licenses of the Outside Technology and sales of products that incorporate the Outside Technology, and other Eligible Employees who then work on or manage the development of the Outside Technology shall receive another 5% award on such gross revenues, as recommended by Jawerth.
        g) If two or more Eligible Employees submit the Outside Technology and it is accepted and commercialized by the Company, those Eligible Employees shall receive a 10% annual award on gross revenues from licenses of the Outside Technology and sales of products that incorporate the Outside Technology, as recommended by Jawerth.

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7.      SPINOFFS

        a) The Company may, at its option, initiate a spinoff company ("Spinoff") to develop a New Technology or an Outside Technology that it has accepted.
        b)      Eligible Employees may be selected to join a Spinoff.
        c) Any Eligible Employee that accepts a position in the Spinoff shall trade in his or her rights to awards in return for equity in the Spinoff.
        d) The technical team that developed the technology for the Spinoff and joins the Spinoff shall be entitled to 25% of the founders' equity in the Spinoff. Included in that portion of equity, Jawerth shall receive at least 5% of the founders' equity in the Spinoff.
        e) It will be the goal of the Spinoff to obtain venture capital financing and then secure a sale of the Spinoff or an initial public offering.
        f) If the Spinoff fails, the former Eligible Employees who joined the Spinoff will be considered by the Company for Eligible Employee status again at the Company.

8.      RIGHT TO EMPLOYMENT AND COMPANY ASSETS

        A Participant shall not be entitled, solely by reason of an award or this Plan, to continue to be employed by the Company or to continue to participate in any employee benefit plans or fringe benefit Plans maintained by the Company, and the rights of a Participant to continue to participate in such other plans and Plans shall be governed solely by their terms and applicable law.

        Except for the right to receive any benefit payable under the Plan, no person shall have any right, title or interest in or to the assets of the Company because of the Plan.

9.      PAYMENTS

        Payments hereunder shall be made by the Company within 30 days after the end of the quarter in which funds subject to the award are received by the Company, unless otherwise specified in this Plan. Award payments shall be subject to all applicable taxes.

        When any person entitled to benefits under the Plan is under legal disability or, in the Plan Administrator's opinion, is in any way incapacitated so as to be unable to manage his or her affairs, the Plan Administrator may cause such person's benefits to be paid to such person's legal representative for his or her benefit or to be applied for the benefit of such person in any other manner requested by the Participant or the Participant's legal guardian. Such payments of benefits shall completely discharge the liability of the Company and the Plan Administrator for such benefits.

10.     AUDIT

        A Participant may appoint an independent auditor to audit Company records for the purpose of verifying the accuracy of award payments. Such an audit will be the sole


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        expense of the Participant unless the audit discloses that the payment under audit was insufficient by more than five percent (5%), in which case the Company shall promptly pay the reasonable fees and expenses of the audit as well as the amount of the payment discrepancy determined by the auditor. All information disclosed in the course of such an audit shall be considered confidential information of the Company and will not be disclosed by the Participant to any other party.

11.     GOVERNING LAW

        The Plan shall be construed in accordance with the laws of the State of North Carolina.

12.     INDEMNIFICATION

        The Company agrees to indemnify and to defend to the fullest extent permitted by law the Plan Administrator and members of the Board of Directors, as well as Jawerth, against all liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

13.     WAIVER

        If any provision of the Plan shall be invalid or unenforceable for any reason, the remaining provisions shall nevertheless be carried into effect.

14.     MODIFICATION

        This plan may be modified at any time and from time to time by the Board of Directors and approval by Jawerth.


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SCHEDULE A

       Allen, Christopher
       Chen, Yu
       Chung, Do Hyun
       Clement, Jason
       Eaton, Emily
       Forbes, Scott
       Garsell, Andreas
       Hall, Nathan
       Jawerth, Bjorn
       Kasarabada, Vikrant
       Khandpekar, Ganesh
       Kumar, Arun
       Lin, Peng
       Lopez, Ricardo
       Lu, Zi Jean
       Mygatt, Leonard
       Panda, Prasanjit
       Rade, Johan
       Radovic, Niksa
       Rajcani, Peter
       Storm, Henrik
       Zhong, Junmei
       Zhou, Jiangying